EXHIBIT 99

                              Wells Financial Corp.
                         Announces Management Succession

December 7, 2001
For Immediate Release
                                             For Additional Information, Contact
                                                               Lawrence H. Kruse
                                                     Chairman, President and CEO
                                                           Wells Financial Corp.
                                                                  (507) 553-3151


The Boards of Directors of Wells Financial Corp. and Wells Federal Bank have announced details of their management succession plan to fill the position being vacated by retiring President, CEO and Chairman Lawrence H. Kruse.

Kruse, Wells Federal's managing officer since 1964, will retire effective February 28, 2002.

Kruse announced today that the Company's top management position will be filled by Mr. Lonnie Trasamar, 47, former President and CEO of the MidAmerica Banks in Blue Earth and Mankato, Minnesota.

In addition to his bank management experience, Trasamar has a background in commercial real estate development and lending, real estate and insurance sales.

Trasamar will begin his employment as the Company's Executive Vice President on January 23, 2002.

A native of Elmore, Minnesota, Trasamar earned both his bachelor's degree and his MBA at the University of Minnesota.

Wells Federal Bank is a $220 million federal savings bank headquartered in Wells, Minnesota with branches in Blue Earth, Mankato, Fairmont, North Mankato, Albert Lea, St. Peter and Owatonna, Minnesota. The Bank is a wholly owned subsidiary of Wells Financial Corp., a publicly traded corporation traded on Nasdaq National Market under the symbol WEFC.